EXHIBIT 3.2


                         RESORTQUEST INTERNATIONAL, INC.

                             ----------------------

                                 AMENDED BYLAWS
                             AS OF FEBRUARY 10, 1999

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                                    ARTICLE I
                                     OFFICES

       Section 1.01. Registered Office. The registered office of ResortQuest International, Inc. (hereinafter referred to as the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

       Section 1.02. Additional Offices. The Corporation may also have offices at such other places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
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       Section  2.01.  Time and Place.  All  meetings  of  stockholders  for the election of Directors shall be held at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place either within or outside the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

       Section 2.02. Annual Meeting. Annual meetings of stockholders shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

       Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time of such annual meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

       Section 2.04. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the



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proposed  meeting.  The person  calling such  meeting  shall cause notice of the meeting to be given in  accordance  with the  provisions of Section 2.05 of this
Article II and of Article V.

       This Section 2.04 may be altered, amended or repealed or a new provision adopted by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders, if notice of such proposed alteration, amendment repeal or adoption of a new provision be contained in the notice of such special meeting, only upon the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Corporation.

       Section 2.05. Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time of such special meeting and the purpose or purposes for which the meeting is called, shall be delivered either personally or mailed to his or her last address to each stockholder not less than ten (10) (unless a longer period is required by law) nor more than sixty
(60) days prior to the meeting.

       Section 2.06. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. Such place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.

       Section 2.07. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if the Chairman is not present (or if there is none), by the President, or, if the President is not present, by a Vice President, or, if a Vice President is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a Chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

       Section 2.08. Quorum and Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at stockholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a

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quorum for, the  transaction  of business at all  meetings of the  stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, or even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting present in person or represented by proxy may adjourn the meeting from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action of such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting, until a quorum shall be present or represented. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy of any class of stock entitled to vote separately as a class, as the case may be, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

       Section 2.09. Voting.

          (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of capital stock registered in his or her name on the books of the Corporation.

          (b) At a meeting at which a quorum is present, all elections of Directors shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and entitled to vote on such other matters.

       Section 2.10. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

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       Section 2.11.  Consent.  Unless otherwise  provided in the Certificate of
Incorporation, any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice to stockholders and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present or represented by proxy and voted.

       In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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       In the event of the delivery to the  Corporation of a written  consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 2.11 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the board, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 2.11. If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, the fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

       In conducting the investigation required by this Section 2.11, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel, any other necessary or appropriate professional advisors, and such other personnel as they deem necessary or appropriate.

       This Section 2.11 may be altered, amended or repealed or a new provision adopted by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders, if notice of such proposed alteration, amendment, repeal or adoption of a new provision be contained in the notice of such special meeting, only upon the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Corporation.

       Section 2.12. Proposed Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in this Section.

       In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

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       To be timely,  a stockholder's  notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

       To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

       No business shall be conducted at the annual meting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

       This Section 2.12 may be altered, amended or repealed or a new provision adopted by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders, if notice of such proposed alteration, amendment, repeal or adoption of a new provision be contained in the notice of such special meeting, only upon the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Corporation.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

       Section 3.01. Number and Tenure. There shall be such number of Directors, no fewer than one (1), as shall from time to time be fixed by the Board of Directors at the annual meeting



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or at any  special  meeting  called for such  purpose.  The  Directors  shall be elected at the annual meeting of the stockholders, except for initial Directors named in the Certificate of Incorporation or elected by the incorporator, and except as provided in Section 3.03 of this Article, and each Director elected shall hold office until his successor is elected and shall qualify or until their earlier resignation or removal. Directors need not be stockholders.

       Section 3.02. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Bylaws with respect to the filling of vacancies on the Board of Directors. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

       In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

       To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

       To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a

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representation  that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

       No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

       This Section 3.02 may be altered, amended or repealed or a new provision adopted by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders, if notice of such proposed alteration, amendment, repeal or adoption of a new provision be contained in the notice of such special meeting, only upon the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Corporation.

       Section 3.03. Vacancies. If any vacancies occur on the Board of Directors, or if any new Directorships are created, they shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until the next annual election of Directors and until his or her successor is duly elected and shall qualify. If there are no Directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

       Section 3.04. Resignation. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation, or, in the absence of all of the foregoing, by notice to any other Director or officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the designated Director or officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

       Section 3.05. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

       Section 3.06. Annual Meeting. Unless otherwise agreed by the newly elected Directors, the annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to either incumbent or newly elected Directors shall be necessary.

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       Section  3.07.  Regular  Meetings.  Regular  meetings  of  the  Board  of
Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors. A copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held pursuant thereto.

       Section 3.08. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board or the President on at least (1) day's actual notice to each Director, if such Special Meeting is to be conducted by means of conference telephone or similar communications equipment in accordance with Section 3.12, and otherwise, upon two (2) days' actual notice if such notice is delivered personally or sent by telegram. Special Meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of one-half or more of the Directors then in office. The purpose of a Special Meeting of the Board of Directors need not be stated in the notice of such meeting. Any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

       Section 3.09. Quorum and Adjournments. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, one-half of the total number of Directors shall constitute a quorum for the transaction of business; provided, however, that when the Board of Directors consists of one (1) Director, then one (1) Director shall constitute a quorum. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 3.10. Presiding Officer. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or if the Chairman is not present (or if there is none), by the President, or, if the President is not present, by such person as the Board of Directors may appoint for the purpose of presiding at the meeting from which the President is absent.

       Section 3.11. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as the unanimous vote of the Board of Directors.

       Section 3.12. Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of

Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

       Section 3.13. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for Directors for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by Directors in connection with their duties.

                                   ARTICLE IV
                                   COMMITTEES
                                   ----------

       Section 4.01. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one
(1) or more committees, each committee to consist of one (1) or more Directors of the Corporation. The Board of Directors may designate one (1) or more persons who are not Directors as additional members of any committee, but such persons shall be nonvoting members of such committee. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, may authorize the seal of the Corporation to be affixed to all papers that may require it, and may adopt an agreement of merger or consolidation unless otherwise prohibited by the Delaware General Corporation Law; but no such committee shall have power or authority to amend the Certificate of Incorporation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, elect or remove officers or Directors, or amend these Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       Section 4.02. Minutes of Committee Meetings. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep minutes of action taken by it and file the same with the Secretary of the Corporation.

       Section 4.03. Quorum. A majority of the number of Directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such Directors present at the meeting shall be required for any action of the committee; provided, however, that when a committee of one (1) member is authorized under the provisions of Section 4.01 of this Article, such one (1) member shall constitute a quorum.

       Section 4.04. Vacancies, Changes and Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee.

       Section 4.05. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.

                                    ARTICLE V
                                     NOTICES
                                     -------

       Section 5.01. Form and Delivery.

          (a)  Whenever,  under  the  provisions  of  law,  the  Certificate  of
Incorporation or these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such stockholder, at his or her address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

          (b) Whenever, under the provisions of law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any Director, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such Director at the usual place of residence or business of such Director, as in the discretion of the person giving such notice, will be likely to be received most expeditiously by such Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

       Section 5.02. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time for the meeting stated in such notice, shall be deemed equivalent to such notice.

                                   ARTICLE VI
                                    OFFICERS
                                    --------

       Section 6.01. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. Any officer of the Corporation shall have the authority to affix the seal of the Corporation and to attest the affixing of the seal by his or her signature. All officers and agents of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

       Section 6.02. Term of Office and Removal. The Board of Directors at its annual meeting after each annual meeting of stockholders or at a special meeting called for that purpose shall choose officers and agents, if any, in accordance with the provisions of Section 6.01. Each officer of the Corporation shall hold office until his or her successor is elected and shall qualify. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

       Section 6.03. Compensation. The salaries of all officers and agents, if any, of the Corporation shall be fixed from time to time by the Board of Directors, and no officer or agent shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

       Section 6.04. Chairman of the Board and the President. The Chairman of the Board shall be the chief executive officer of the Corporation. If there is no Chairman of the Board, the President shall be the chief executive officer of the Corporation. The duties of the Chairman of the Board, and of the President at the direction of the Chairman of the Board, shall be the following:

                      (i) Subject to the direction of the Board of Directors, to have general charge of the business, affairs and property of the Corporation, general supervision over its other officers and agents and, in general, to perform all duties incident to the office of Chairman of the Board (or President, as the case may be) and to see that all orders and resolutions of the Board of Directors are carried into effect.

                      (ii) Unless otherwise prescribed by the Board of Directors, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the Chairman of the Board (or the President, as the case may be) shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

                      (iii) To preside over meetings of the stockholders and of the Board of Directors, to call special meetings of stockholders, to be an ex-officio member of all committees of the Board of Directors, and to have such other duties as may from time to time be prescribed by the Board of Directors.

       Section 6.05. The Vice President. The Vice President, if any (or in the event there be more than one (1), the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

       Section 6.06. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose; and shall perform like duties for any committees of the Board of Directors, if requested by such committee. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or any such Assistant Secretary.

       Section 6.07. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

       Section 6.08. The Treasurer. The Treasurer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at regular meetings of the board, or whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

       Section 6.09. The Assistant Treasurer. The Assistant Treasurer, if any, (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

       Section 6.10. Transfer of Authority. In case of the absence of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

       Section 6.11. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

                                   ARTICLE VII
                               STOCK CERTIFICATES
                               ------------------

       Section 7.01. Form and Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class (and series, if any) of shares owned by him or her, and bearing the seal of the Corporation. Such seal and any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

       Section 7.02. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

       Section 7.03. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable, legal or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

       Section 7.04. Issuance of Certificates. No certificate shall be issued for any share until (i) consideration for such share in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof in an amount not less than the par value or stated capital of such share has been received by the Corporation and (ii) the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.

       Section 7.05. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require, and to give the Corporation a bond in such sum, or other security in such form as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

       Section 7.06. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

       Section 8.01. Directors, Officers, Employees or Agents.

           (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Article VIII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

           (d) Any indemnification under subsections (a) and (b) of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this Article VIII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

           (e) Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

           (f) The indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

           (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

           (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

       Section 9.01. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

       Section 9.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The seal or any facsimile thereof may be, but need not be, unless required by law, impressed or affixed to any instrument executed by an officer of the Corporation.

       Section 9.03. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the corporation and/or other persons as the Board of Directors from time to time shall designate.

       Checks, drafts, bills of exchange, acceptance notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

       Section 9.04. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, and any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

       Section 9.05. Contracts. Except as otherwise provided in these Bylaws or as otherwise directed by the Board of Directors, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages and other instruments, either for the Corporation's own account or in a fiduciary or other capacity and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

                                    ARTICLE X
                                   AMENDMENTS
                                   ----------

       Section 10.01. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, to the extent that such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such proposed alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.